Amendment
to Credit Agreement
dated January 30, 2009

11 of February 2016 Moscow

PAO TMK, a company incorporated and organized under the laws of the Russian Federation with its registered office at 40/2a, Pokrovka St., Moscow 105062, Russian Federation (hereinafter referred to as the "**Lender**"), presented by Tigran Petrosyan, acting on the base of Power of Attorney, on the one part,

and

IPSCO Tubulars Inc, a company incorporated and organized under the laws of the State of Delaware, USA, (hereinafter referred to as the "**Borrower**"), presented by Evgeny Makarov, on the other part, are Parties to the Credit Agreement dated January 30, 2009, as amended on November 01, 2010, as amended and restated November 29, 2010, as amended July 15, 2013, and as amended July 08, 2015 (the "**Credit Agreement**"), hereby amend the Credit Agreement as follows:

1. Section 1.01 is amended to add the following definitions:

"**2016 Financing**" means a principal amount of not more than 80,000,000.00 (Eighty million and 00/100) USD, which may be disbursed to the Borrower either in one advance or in more than one advance (each, an "**Advance**");

"**Financing Interest 2016**" is defined in Section 9.02(a).

"**Application**" means Borrower's request for disbursement of or on the 2016 Financing in a form mutually acceptable to Lender and Borrower.

"**Disbursement Date**" the date of debiting the Lender's account with the 2016 Financing amount. When the 2016 Financing is granted in instalments the date

Дополнительное соглашение
к Договору займа
от 30 января 2009 года

11 февраля 2016 года Москва

Публичное акционерное общество «Трубная Металлургическая Компания», общество, учрежденное в соответствии с законодательством Российской Федерации, с зарегистрированным офисом по адресу: Российская Федерация, 105062, Москва, ул. Покровка, 40/2а (далее именуемое **«Займодавец»**), в лице Петросяна Т.И., действующего на основании Доверенности, с одной стороны,

и

IPSCO Tubulars Inc, общество, учрежденное в соответствии с законами штата Делавэр, США (далее именуемое **«Заемщик»**), лице Евгения Макарова, с другой стороны, являются Сторонами Договора займа от 30 января 2009 года, в редакции от 01 ноября 2010 года, в редакции от 29 ноября 2010 года, в редакции от 15 июля 2013 года и в последней редакции от 08 июля 2015 года (**«Договор займа»**), настоящим вносят следующие изменение в Договор займа:

1. Пункт 1.01 подлежит изменению с добавлением следующих терминов:

Термин **«Заем 2016»** означает сумму займа, не превышающую 80,000,000.00 (Восемьдесят миллионов 00/100) долларов США, которая может предоставляться Заемщику как единовременно, так и несколькими платежами (в каждом случае – **«Платеж»**);

Определение термина **«Проценты по займу 2016»** изложено в Пункте 9.02(а).

Термин **«Заявка»** означает запрос Заемщика на предоставление Займа 2016 в форме, приемлемой как для Займодавца, так и для Заемщика.

Термин **«Дата предоставления займа»** означает дату списания со счета Займодавца суммы Займа 2016. В случае предоставления Займа 2016 несколькими

of debiting the Lender's account with the requested instalment;	выплатами означает дату списания со счета Заемщика требуемой части суммы;
"2016 Financing Period" means 24 months from the date of first instalment of the 2016 Financing;	Термин **«Заемный период 2016»** подразумевает 24 месяца с даты предоставления первого Платежа по Займу 2016;
"Repayment Date" means the last day of the 2016 Financing Period, provided it is a Business Day or the Business Day preceding that date if the last date of the 2016 Financing Period does not fall on a Business Day;	Термин **«Дата погашения»** означает последний день Заемного периода 2016, при условии, что указанный день является Рабочим днем или Рабочим днем, предшествующим указанной дате, если последняя дата Заемного периода 2016 не является Рабочим днем;
"2016 Financing Payment Date" means the date of debiting the Borrower's account with the 2016 Financing amount;	Термин **«Дата выплаты Займа 2016»** означает дату списания со счета Заемщика суммы Займа 2016;
2. Notwithstanding any other provisions in the Credit Agreement stated to the contrary, the parties hereto agree to the provisions of a new Article IX to the Credit Agreement to be added as follows:	2. Независимо от каких-либо положений Договора займа об обратном Стороны выражают свое согласие на добавление положений новой Статьи IX Договора займа согласно нижеследующему:
"ARTICLE IX	**«СТАТЬЯ IX**
AMOUNTS AND TERMS OF THE 2016 FINANCING	**ЛИМИТЫ И УСЛОВИЯ ЗАЙМА 2016**
"9.01. 2016 Financing.	**«9.01. Заем 2016.**
(a) Having received the written request of the Borrower, the Lender shall disburse the 2016 Financing to the Borrower, either in a single Advance or in more than one Advance to the account of Borrower:	(a) Займодавец предоставляет Заемщику Заем 2016 единовременным Платежом или несколькими Платежами, перечислением на следующий счет Заемщика:
Beneficiary: IPSCO Tubulars Inc Name of the Bank: Wells Fargo Bank NA Swift: WFBIUS6S A/c Number: 4122085590	Получатель: IPSCO Tubulars Inc Наименование Банка: Wells Fargo Bank NA SWIFT-код: WFBIUS6S Счет №: 4122085590
or to such other bank account(s) as the Borrower may designate in writing from time to time. The Borrower shall submit to the Lender the Application for each Advance.	или на любой другой банковский счет (счета) по письменному указанию Заемщика. На каждый Платеж Заемщик предоставляет Займодавцу Заявку.
(c) The Borrower shall inform the	(c) Заемщик информирует Займодавца о

Lender about date of crediting the Borrower's account with the amount of the Loan (or parts thereof) within 3 Business Days after receiving the proper request of the Lender.

(b) The Borrower shall repay the 2016 Financing and accrued and unpaid Financing Interest 2016 to the Lender,

9.02 Financing Interest 2016.

(a) The interest on the 2016 Financing (the "**Financing Interest 2016**") shall be calculated at the rate 8.5% per annum on the basis of 365/366 day year according to actual quantity of days.

(b) The Financing Interest 2016 is calculated monthly from the Disbursement Date (this date is not included) until the Financing Payment Date (this date is included). When the 2016 Financing is disbursed in installments, the interest shall be calculated from the Disbursement Date of the instalment (this date is not included) until the date of payment of such part of the 2016 Financing amount (this date is included).

(c) The Financing Interest 2016 shall accrue on the amounts outstanding from the 2016 Financing from time to time.

(d) The accrued Financing Interest 2016 shall only be payable yearly:

- the 1st payment to be made upon expiration of 12 months starting from the Disbursement Date of first Advance;
- the 2nd payment to be made together with of the full repayment of the 2016 Financing.

9.03 Repayment and Payments.

(a) The Borrower shall have the right to prepay the 2016 Financing without premium or penalty but shall inform the Lender of its intention to prepay the Loan at

дате зачисления на сумму Займа (или части такового) на счет Заемщика в течение 3 Рабочих дней после получения надлежащего запроса Займодавца.

(b) Заемщик обязан вернуть Займодавцу сумму Займа 2016, а также начисленные и неуплаченные Проценты по займу 2016.

9.02 Проценты по займу 2016.

(a) Проценты по Займу 2016 (**«Проценты по займу 2016»**) рассчитываются по ставке 8,5% годовых на основе 365/366-дневного года, исходя из фактического количества дней.

(b) Проценты по займу 2016 рассчитываются ежемесячно, начиная с Даты предоставления займа (не включая эту дату) и заканчивая Датой выплаты займа (включая эту дату). В случае предоставления Займа 2016 несколькими выплатами процент рассчитывается с Даты предоставления части Займа (не включая эту дату) и до даты погашения такой части Займа 2016 (включая эту дату).

(c) Проценты по займу 2016 начисляются на суммы, не погашенные по Займу 2016.

(d) Начисленные Проценты по займу 2016 выплачиваются ежегодно согласно нижеследующему:

- 1-й платеж производится после истечения 12 месяцев с Даты предоставления первого Платежа по займу;
- 2-й платеж производится совместно с полным погашением Займа 2016.

9.03 Порядок погашения и выплаты.

(a) Заемщик имеет право досрочного погашения Займа 2016 без комиссии или штрафа, но при этом обязан проинформировать Займодавца о своем

least 5 Business Days before the intended prepayment date.

намерении досрочно погасить Заем минимум за 5 Рабочих дней до предполагаемой даты досрочного погашения.

(b) .The Borrower shall repay the 2016 Financing and Financing Interest 2016 by crediting the appropriate amount to the Lender's account, no later than on the Repayment Date.

(b) Заемщик обязан погасить Заем 2016 и Проценты по займу 2016 посредством перечисления соответствующей суммы на счет Займодавца не позднее, чем в Дату погашения.

(c) All payments due from the Borrower hereunder shall be paid by the Borrower by way of wire transfer of immediately available funds in Dollars in accordance with the following bank account details:

(c) Все платежи, подлежащие выплате Заемщиком по настоящему Договору, выплачиваются Заемщиком электронным переводом или немедленным перечислением денежных средств в долларах по следующим банковским реквизитам:

PAO "TMK"
INN 7710373095
Building 2A, 40, Pokrovka str., Moscow 105062, Russia
Transit. Acc. **№ 407 02 840 192 007 000 791**
Bank GPB (JSC), Moscow, Russia
Adress: 117420, 16 bld. 1 Nametkina str., Moscow, Russia
SWIFT- code: **GAZP RU MM**
Cor.acc № **04414534**
with **Deutsche Bank Trust Company Americas, New York, N.Y., USA**
SWIFT- code: **BKTRUS33**

Публичное акционерное общество «Трубная Металлургическая Компания»
ИНН 7710373095
ул. Покровка, 40, стр. 2А, Москва, 105062, Россия
Транзитный счет **№ 407 02 840 192 007 000 791**
В Банке ГПБ (АО), Москва, Россия
Адрес: 117420, ул. Наметкина, дом 16, корпус 1,
г. Москва, Россия
SWIFT- code: **GAZP RU MM**
Кор. Счет № **04414534**
В **Deutsche Bank Trust Company Americas, New York, N.Y., USA**
SWIFT- code: **BKTRUS33**

(d) All payments made by the Borrower under or with respect to this Credit Agreement will be made without withholding or deduction for or on account of any present or future tax, duty, levy etc. Bank fees are to be paid by the Borrower.

(d) Все платежи, осуществляемые Заемщиком по настоящему Договору займа или в соответствии с таковым, производятся без удержания или вычета в счет какого бы то ни было настоящего или будущего налога, пошлины, сбора и т.д. Банковская комиссия оплачивается Заемщиком.

9.04 **Registration.** If by any applicable law any of the Parties is required to register the Loan with the relevant State authorities and/or obtain a license(s) and/or permission(s) for payments at the account of the Lender, such Party shall be responsible for obtaining such a registration and/or

9.04 **Регистрация.** Если в силу какого бы то ни было применимого законодательства любая из Сторон обязана зарегистрировать Заем в соответствующих Органах государственной власти и/или получить лицензию (лицензии) и/или разрешение (разрешения) на совершение выплат за счет

license(s) and/or permission(s) from the relevant authority.

Займодавца, такая Сторона несет ответственность за получение регистрационных документов и/или лицензии (лицензий), и/или разрешения (разрешений) у соответствующего органа власти.

9.05 __Dispute Resolution.__ Any dispute, controversy or claim arising out of, relating to or in connection with this Article IX, including any question regarding its existence, validity or termination, or regarding a breach of this Article IX (a "Dispute"), shall be referred to, and finally settled by arbitration under and in accordance with the Rules of Arbitration of the International Chamber of Commerce (the "ICC") then in effect (the "Rules"), which Rules are deemed to be incorporated by reference into this Section 9.06.

9.05 __Порядок урегулирования споров.__ Любые споры, разногласия или претензии на основании или в связи с настоящей Статьей IX, в том числе вопросы, касающиеся факта наличия, действительности или прекращения действия таковой или нарушения положений настоящей Статьи IX («Споры»), подлежат разрешению и окончательному урегулированию в арбитражном порядке и согласно Правилам арбитража Международной торговой палаты («МТП»), которые являются действующими на тот момент («Правила») и считаются включенными посредством ссылки на настоящий Пункт 9.06.

The place of arbitration shall be London, England, and the award shall be deemed to have been made there. The arbitral tribunal may, however, hold hearings, meetings or sessions anywhere convenient.

Местом арбитражного разбирательства является Лондон, Англия, где принимается решение суда. Тем не менее, заседания, слушания или сессии суда могут проводиться в любом ином удобном месте.

The arbitral tribunal shall consist of three (3) arbitrators, all of whom shall be appointed by the President of the ICC International Court of Arbitration, who also shall designate one of them as presiding arbitrator.

Арбитражный суд состоит из трех (3) арбитров, назначение которых осуществляет Президент Международного арбитражного суда МТП, который также назначает одного из них в качестве председательствующего арбитра.

The language to be used in the arbitral proceedings shall be English.

Языком арбитражного разбирательства является английский язык.

The award of the arbitral tribunal shall be in writing, state the reasons upon which it is based and shall be final and binding on the Parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Any monetary award shall be made in US Dollars.

Решение арбитражного суда оформляется в письменной форме с указанием оснований такового, является окончательным и имеющим обязательную силу для Сторон. В решении может содержаться указание о присуждении компенсации затрат, включая обоснованные расходы на юридические услуги и прочие издержки. Все денежные выплаты производятся в долларах США.

Judgment upon the award may be entered by any court having jurisdiction thereover or having jurisdiction over the relevant

Решение суда может быть представлено в любой суд компетентной юрисдикции или юрисдикции в отношении соответствующей

Party or its assets."

Стороны или активов таковой.

3. This Amendment shall be effective as of February 11, 2016.

3. Настоящее Дополнительное соглашение вступает в силу 11 февраля 2016 года.

4. All other terms and conditions of the Credit Agreement shall remain unchanged.

4. Все прочие условия Договора займа остаются в неизменном виде.

5. This Amendment is executed in two original copies in English and in Russian. The English copy shall control and prevail over the Russian copy. This Amendment and all claims and causes of action arising from this Amendment shall be construed in accordance with and governed by the laws of the State of New York.

5. Настоящее Дополнительное соглашение оформляется в двух оригинальных экземплярах на английском и русском языках. Версия договора на английском языке имеет преимущественную силу. Настоящее Дополнительное соглашение, а также все претензии и предметы иска на основании настоящего Дополнительного соглашения, толкуются в соответствии с законами штата Нью-Йорк и регулируются таковым.

For and on behalf of the Lender
Name: T.I. Petrosyan
Title: Deputy General Director for Economics and Finance

От имени и по поручению Займодавца
Фамилия, имя: Т.И. Петросян
Должность: Заместитель Генерального директора по экономике и финансам

For and on behalf of the Borrower
Name: Evgeny Makarov
Title: Vice president and Chief Financial Officer

От имени и по поручению Заемщика
Фамилия, имя: Евгений Макаров
Должность: Вице президент и финансовый директор